Exhibit 10.4

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSUMER CREDIT PROCESSING SERVICES ADDENDUM

This Consumer Credit Processing Services Addendum (the “Addendum”) is entered into as of May 8, 2025 (the “Addendum Effective Date”), by and between Dave Operating LLC, f.k.a. Dave, Inc., a Delaware limited liability company (“Customer”), and Galileo Financial Technologies, LLC (“Galileo”), a Delaware limited liability company.

Recitals

Customer and Galileo are parties to that certain Service Agreement dated March 18, 2020 (the “MSA”), as amended by the First Amendment to Service Agreement dated January 31, 2023 (the “First Amendment”);

Customer intends to develop and offer consumer credit products, including but not limited to, Buy Now, Pay Later arrangements, revolving credit, secured credit, installment loans, or other similar credit structures;

Customer desires for Galileo to facilitate the routing, processing, and exchange of information to support Customer’s consumer credit products as part of the Services defined in the MSA (the “Consumer Credit Processing Services”, as more fully set forth in Exhibit B); and

This Addendum supplements the MSA and, together with the MSA, constitutes one integrated agreement governing Customer’s use of the Consumer Credit Processing Services.

The parties therefore agree as follows:

Agreement

1.
Definitions: Capitalized terms used herein but not defined have the meanings given to them in the MSA. Additional definitions applicable to this Addendum are set forth in Exhibit A to this Addendum, which is hereby incorporated by reference.
2.
Consumer Credit Processing Services. Subject to Customer's compliance with the terms of this Addendum, including the payment of fees, Galileo shall make available to and perform for Customer the services described below:
(a)
Process Consumer Credit Product Transactions for authorization and settlement and conduct related activities as set forth in Exhibit B of this Addendum; and
(b)
[**].
3.
Customer Obligations. Customer agrees to the following obligations:
(a)
Customer shall be responsible for the compatibility and performance of [**].
(b)
[**].
(c)
[**].

(d)
[**].
(e)
[**].
4.
Error Remediation. Except as otherwise provided in the MSA and this Section 4, with respect to the Consumer Credit Processing Services, Galileo shall be liable for, and work in good faith with, Customer to resolve [**].
5.
Third-Party Integration. [**].
6.
[**].
7.
Fees. Customer hereby agrees to pay the fees set forth in the attached Pricing Schedule according to the terms set forth in the MSA. [**]. Fees shall not change during the Term, regardless of whether Customer transitions any [**] to itself, except as otherwise explicitly set forth herein or as otherwise agreed in writing by the parties.
8.
Term. Notwithstanding any other provision in the MSA, this Addendum begins on the Addendum Effective Date and shall continue until January 31, 2028, concurrent with the Original Term as defined in the First Amendment to Service Agreement. (the “Initial Term”) unless earlier terminated in accordance with its terms. After the Initial Term, this Addendum automatically renews for successive one-year renewal periods (each, a “Renewal Term” and, collectively with the Initial Term, the “Term”), unless either party provides written notice of non-renewal at least four (4) months before the end of the current term. [**].

[**].

9.
Service Levels. The Service Levels set forth in Exhibit B of this Addendum shall apply to the Consumer Credit Processing Services. Galileo shall be responsible only for its own performance of the services described in this Addendum and shall not be held liable for any failure to meet a Service Level that solely results from delays, errors, or failures caused by [**] or any other third-party service provider utilized by Customer, provided that Galileo’s own acts or omissions did not contribute to such failure. [**].
10.
Exclusion of Volume Requirements. [**].
11.
ADDITIONAL DISCLAIMERS. WITHOUT LIMITING THE DISCLAIMERS IN THE MSA, CUSTOMER ACKNOWLEDGES THAT GALILEO SPECIFICALLY DISCLAIMS ANY LIABILITY FOR THE PERFORMANCE, ACCURACY, OR AVAILABILITY OF ANY THIRD-PARTY SYSTEMS, INCLUDING BUT NOT LIMITED TO [**]. GALILEO’S RESPONSIBILITY SHALL BE LIMITED TO ITS COVENANTS AND OBLIGATIONS SET FORTH IN THE MSA AND THIS ADDENDUM INCLUDING [**].
12.
Limitation of Liability for [**]. Galileo shall not be responsible or liable for [**].
13.
Additional Customer Indemnification. Each party shall indemnify, defend and hold harmless the other party and all of its directors, officers, representatives, employees, contractors, agents, and Affiliates from any and all claims, demands, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to third party claims: (a) relating to such indemnifying party’s acts of gross negligence or willful misconduct in connection with its performance under this Addendum, or (b) [**], or (c) relating to such indemnifying party’s alleged or actual breach of the indemnifying party’s covenants, obligations, representations, warranties or undertakings under this Addendum.
14.
Limitation of Liability. Notwithstanding anything to the contrary in the MSA, and except for willful misconduct, gross negligence, and fraud, either party’s cumulative liability to the other party for any loss or damage, direct or indirect, for any cause whatsoever arising out of or relating to this Addendum with respect to claims (whether third party claims, indemnity claims or otherwise) relating to events in any one Processing Year shall not under any circumstances exceed the amount of [**]% of the Processing Fees paid to Galileo pursuant to this Addendum for Consumer Credit Processing Services performed in the immediately preceding [**] period ending on the date of the event giving rise to the claim, or, in the case of Processing Year 1, [**]% of the total Processing Fees collected as of the date such claim is made.

For clarity, fees paid or payable under this Addendum shall [**].

15.
Miscellaneous.
(a)
Interpretation. Except as explicitly modified by this Addendum, all of the terms and conditions of the MSA shall remain in full force and effect. To the extent any terms of this Addendum and the MSA are in conflict, the terms of this Addendum shall govern any issue related to the Consumer Credit Processing Services.
(b)
Entire Agreement; Modification. This Addendum constitutes the entire understanding between Customer and Galileo with respect to the subject matter hereto and Galileo makes no representations to Customer except as expressly set forth herein. This Addendum shall not be deemed or construed to be modified, amended, or waived, in whole or in part, except by written agreement of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Addendum is executed as of the date above.

Dave Operating LLC

By: /s/ Kyle Beilman

Name: Kyle Beilman

Its: Chief Financial Officer

Date: 5/13/2025

Galileo Financial Technologies, LLC

By: /s/ William Kennedy

Name: William Kennedy

Its: Chief Financial Officer

Date: 5/6/2025

Exhibit A

Definitions

“Buy Now, Pay Later” or “BNPL” means a payment solution that allows customers to purchase goods or services and defer payment in installments or at a later date, subject to applicable terms and conditions.

“Consumer Credit Products” means credit products offered by Customer, including but not limited to Buy Now, Pay Later arrangements, revolving credit lines, installment loans, or any other form of consumer credit financing made available to customers, as more fully set forth in Exhibit B.

“FlexCard” means the payment card issued by Bank and offered by Customer that enables Customer’s customers to access and utilize Consumer Credit Products.

“FlexCard Transaction” means any transaction conducted using the FlexCard.

“Launch Date” means the date on which the first Consumer Credit Product is made available to customers in a live production environment.

“[**]” means [**].

A-1

Exhibit B

Services and Service Levels

1.
Service Levels. Galileo shall ensure that the Galileo System is available as follows:
(a)
Authorization - Galileo will provide authorization availability meeting or exceeding [**]% excluding Approved Maintenance measured on a calendar month basis.
(b)
Internet Services - Galileo will provide system-wide availability to Internet Services meeting or exceeding [**]% availability excluding Approved Maintenance measured on a calendar month basis. “Internet Services” means internet based applications offered to Customer and Cardholders including without limitation Galileo’s Analytics Tool, Galileo’s Customer Service Tool, and Galileo’s API.
(c)
IVR - Galileo will provide system-wide availability to the IVR system meeting or exceeding [**]% excluding Approved Maintenance measured on a calendar month basis.
(d)
Call Center - If requested by Customer, Galileo will provide customer service with customer service personnel capable of serving English speaking Cardholders to assist Cardholders contacting customer service via phone, fax or in writing with issues or problems related to FlexCards. If Customer requests other languages to be supported by Galileo, Customer and Galileo shall work in good faith to determine whether Galileo can support such calls and the financial terms under which such other calls would be supported. Provided there are at least [**] live agent calls per day during each month, Galileo will provide call center services meeting an average speed of answer (calendar month average) of [**] seconds on [**]% of the calls and the maximum abandonment rate shall not exceed [**]% of calls on hold for more than [**] seconds. If there are less than [**] calls per day, the average speed of answer (calendar month average) shall be [**] seconds on [**]% of the calls.
2.
Credits. If Galileo fails, during any calendar month to comply with any service level (“Service Levels”) set forth in Section 1 (a “Failed Month”), Customer will be entitled to a credit (“Service Credit”) of [**] of processing fees for Consumer Credit Processing Services owing to Galileo for such Failed Month. If Galileo experiences a Failed Month, during the next consecutive calendar month, Customer will be entitled to Service Credit of [**] of processing fees for Consumer Credit Processing Services owing to Galileo for such second Failed Month. If Galileo experiences a Failed Month, during the third consecutive calendar month, Customer will be entitled to a Service Credit of [**] of processing fees for Consumer Credit Processing Services owing to Galileo during such third Failed Month. Notwithstanding anything in this Agreement to the contrary, in no event shall the total cumulative Service Credits for any month exceed [**] of processing fees for Consumer Credit Processing Services.
3.
Termination. In the event of a Termination Event, Customer shall have the right, in its sole discretion, to either (i) [**] or (ii) terminate the Addendum in its entirety, upon thirty (30) days’ prior written notice to Galileo. If Customer terminates the Addendum pursuant to this Section 3, Customer shall not be subject to or required to fulfill those payment obligations set forth in Section 9.4 of the MSA. Any termination by Customer pursuant to this Section 3 shall become effective on the date specified by Customer, but in no event later than six (6) months after the date of Customer’s written notice to Galileo of its intention to (i) [**] or (ii) terminate this Addendum (the “Termination Date”). [**]

As used herein, a “Termination Event” shall mean:

(a)
[**] consecutive Failed Months;

B-1

(b)
[**] Failed Months out of the previous [six (6)] months, regardless of whether such failures occurred in consecutive months; or
(c)
[**] Catastrophic Event. For purposes of this Section 3, Catastrophic Event shall mean the Galileo System functionality described in Section 1(a), (b), or (c) fails to meet or exceed [**]% availability excluding Approved Maintenance measured on a calendar month basis.
4.
Description of Services. Galileo shall provide services to Customer in connection with the Consumer Credit Processing Services, including, but not limited to the following. Applicable implementation fees and ongoing fees may apply as specifically set forth in this Addendum and the Statement of Work (SOW) [**].

[**]

B-2

Exhibit C

Pricing Schedule

[**]